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                                                                    EXHIBIT 23.5

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 9, 2001, and our audit letter dated July 11, 2001, each addressed to Westport Resources Corporation, in this Exchange Offer Registration Statement on Form S-4 (the "Exchange Offer Registration Statement"), to all references to our firm included in the Exchange Offer Registration Statement and to the reference to our firm as experts in the Exchange Offer Registration Statement.



                                      NETHERLAND, SEWELL & ASSOCIATES, INC.



                                      By:  /s/ Frederic D. Sewell
                                         ---------------------------------------
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer



Dallas, Texas
January 24, 2003